Exhibit 99.1

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Pricing of $450 Million of Senior Unsecured Notes

New York, NY – January 21, 2015 – W. P. Carey Inc. (NYSE: WPC) announced today that it has priced an underwritten public offering of $450 million aggregate principal amount of 4.000% Senior Notes due February 1, 2025 (the “Notes”).  The Notes were offered at 99.372% of the principal amount.

Interest on the Notes will be paid semi-annually on February 1 and August 1 of each year, beginning on August 1, 2015.  The offering of the Notes is expected to settle on January 26, 2015, subject to customary closing conditions.  W. P. Carey Inc. intends to use the net proceeds from this offering to repay amounts outstanding under its senior unsecured credit facility, to fund potential future acquisitions and for general corporate purposes.

Wells Fargo Securities, LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as joint book-running managers for the Notes offering.

A registration statement relating to the Notes has become effective under the Securities Act of 1933, as amended (the “Securities Act”).  The offering is being made by means of a prospectus supplement and prospectus.  Before making an investment in the Notes, potential investors should read the preliminary prospectus supplement and the accompanying prospectus for more complete information about W. P. Carey Inc. and the offering.  Potential investors may obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov.  Alternatively, potential investors may obtain copies, when available, by contacting: Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue, Minneapolis, MN 55402, Attention: WFS Customer Service, telephone: 1-800-645-3751, email: wfscustomerservice@wellsfargo.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-888-603-5847, email: barclaysprospectus@broadridge.com; or Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Prospectus Department, 222 Broadway, New York, NY 10038, telephone: 1-800-294-1322, email: dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Any offer or sale of the

Notes will be made only by means of a prospectus supplement relating to the offering and the accompanying prospectus.

Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act, and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey Inc. and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms.  These forward-looking statements represent W. P. Carey Inc.’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company.  The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others, risks associated with the offering of the Notes, including whether such offering of the Notes will be successful and on what terms it may be completed, the risk factors set forth in W. P. Carey Inc.’s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC, and other factors over which it has little or no control.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise.  Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey Inc. does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

W. P. Carey Inc.

W. P. Carey Inc. is a self-managed real estate investment trust and a leading global owner and manager of commercial properties, primarily net leased to companies on a long-term basis.  Through its investment management business, the company also manages a series of non-traded real estate investment trusts.